UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 15, 2008
Date of Report (Date of earliest event reported)

Congoleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	01-13612	02-0398678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Quakerbridge Road
P.O. Box 3127
Mercerville, NJ 08619-0127
(Address of principal executive offices and zip code)

609-584-3000
(Registrant’s telephone number, including area code)

      N/A
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events

On February 19, 2008 the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court") approved a put/call agreement (the “Put/Call Agreement”) between Congoleum Corporation (“Congoleum”), certain holders of Congoleum’s 8 5/8% Senior Notes due August 1, 2008 (the “Initial Backstop Participants”), and upon its formation, the trust (the “Trust”) to be formed pursuant to a proposed joint plan of reorganization of Congoleum dated February 5, 2008 (the “Plan”).  The Bankruptcy Court has approved the disclosure statement with respect to the Plan and ordered solicitation of votes on the plan to commence.  A confirmation hearing has been scheduled for June 26, 2008.

The Plan provides that Reorganized Congoleum will issue shares of Congoleum common stock, par value $.01 per share, on the Effective Date of the Plan, of which 50.1% (the “Trust Shares”) go to the Trust and 49.9% go to the holders of Congoleum’s 8 5/8% Senior Notes due August 1, 2008 (the “Bondholders”) on a pro rata basis.

Pursuant to the Put/Call Agreement, for the first 60 days after the effective date (“Effective Date”) of the Plan, the Trust may, at its sole option, elect to cause participating Bondholders (the “Backstop Participants”) to purchase all, but not less than all, of the Trust Shares (the “Put Right”) for an aggregate purchase price equal to $5.25 million (the “Put Purchase Price”). Similarly, for the first 90 days after the Effective Date, the Backstop Participants shall have the right to cause the Trust to sell all, but not less than all, of the Trust Shares (the “Call Right” and together with the Put Right, the “Put/Call Option”) to the Initial Backstop Participants and the Call Participants for an aggregate purchase price equal to $7.5 million (the “Call Purchase Price”).

All Bondholders will have the ability to become Backstop Participants and thus participate in the Put/Call Option.  However, it is possible that some Bondholders will choose not to participate. To ensure that the Trust can exercise its right to sell the Trust Shares, the Initial Backstop Participants, including, Plainfield Special Situations Master Fund Limited and various affiliates of Deutsche Bank, have agreed, subject to and in accordance with the terms and conditions set forth in the Put/Call Agreement, to backstop the Put Purchase Price and the Call Purchase Price to the full extent not funded by other Bondholders.

In connection with the Put/Call Agreement, Congoleum agreed to: (a) pay to the Initial Backstop Participants a commitment fee of $262,500 (the “Commitment Fee”), which fee which was fully earned upon the Bankruptcy Court’s order approving the Put/Call Agreement, (b) reimburse or pay up to $150,000 of the standard fees and out-of-pocket expenses of one law firm retained by the Initial Backstop Participants (the “Fees and Expenses”), and (c) indemnify the Backstop Participants (the “Indemnification Obligations”) to the extent set forth in the Put/Call Agreement.

A copy of the Put/Call Agreement is attached as an exhibit hereto and incorporated by reference herein.

Item 9.01 Exhibits

Exhibit No.	Description
99.1	Put/Call Agreement
99.2	Order under Section 363 of the Bankruptcy Code approving the put/call agreement, approving the commitment fee and authorizing the Debtors to reimburse certain fees and expenses

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2008	Congoleum Corporation

	By:	/s/ Howard N. Feist III
		Name:	Howard N. Feist III
		Title:	Chief Financial Officer